UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): March 2, 2006



                          LIFE SCIENCES RESEARCH, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)


     Maryland                       0-33505                 52-2340150
     --------                       -------                 ----------
(State or other jurisdiction    (Commission File Number)   (I.R.S. Employer
     of incorporation)                                    Identification No.)



           P.O. BOX 2360, METTLERS ROAD, EAST MILLSTONE, NJ 08875-2360
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 732-649-9961



                                 Not Applicable
                            -------------------------
           Former name or former address, if changed since last report


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)
[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)
[  ] Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02.  Unregistered Sales of Equity Securities

On March 2, 2006, Life Sciences Research, Inc. and its subsidiaries ("LSR" or the "Company") entered into and closed on a $70 million principal amount loan (the "Financing") under the terms of a Financing Agreement, dated March 1, 2006 with a third party lender (the "Lender") (the "Financing Agreement"). The borrower under the Financing Agreement is Huntingdon Life Sciences Limited and LSR and substantially all of its other subsidiaries guarantee all of the borrower's obligations thereunder. The Financing matures on March 1, 2011 and has an interest rate of 8.25% over LIBOR (which may be reduced to 8.00% over LIBOR upon the Company meeting certain financial tests). The Financing Agreement contains standard financial and business covenants, including, without limitation, reporting requirements, limitations on the incurrence of additional indebtedness, events of default, limitations on dividends and other payment restrictions and various financial ratio requirements. The Financing is secured by substantially all of the assets of the Company and the Company has in connection therewith entered into a customary Security Agreement and a customary Pledge and Security Agreement.

As partial consideration for the Financing, the Company has issued to the Lender 10 year warrants to acquire 500,000 shares of the Company's common stock at an exercise price of $12.00 per share (such exercise price determined by a premium formula based on the Company's recent closing market prices). In addition, as partial consideration for providing financial advisory services to assist the Company in obtaining the Financing, the Company issued to its independent third party financial advisor 10 year warrants to acquire 300,000 shares of LSR common stock at an exercise price of $10.46 per share (the closing market price on the date the Company engaged the financial advisor). Certain customary registration rights were granted in connection with these warrants. The warrants are subject to customary anti-dilution provisions.

Net proceeds from the Financing of approximately $63 million will be used to redeem the $46.2 million outstanding principal amount of HIH Capital Limited 7.5% Convertible Capital Bonds, which were due to mature in September 2006, and for general corporate purposes.

The descriptions set forth above are qualified in their entirety by the Financing Agreement attached as Exhibit 10.1 and incorporated herein by reference.

On March 2, 2006, the Company issued a press release regarding the Financing. The Company's press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

10.1     Financing Agreement, dated March 1, 2006.

99.1     Press Release dated March 2, 2006.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



March 6, 2006                                LIFE SCIENCES RESEARCH, INC.


                                             By:      /s/ Richard Michaelson
                                             Name:    Richard A. Michaelson
                                             Title:   Chief Financial Officer

                                  Exhibit Index




Exhibit No.     Description

10.1            Financing Agreement, dated March 1, 2006.

99.1            Press Release dated March 2, 2006.